EXHIBIT 99.2


                              PEOPLES BANCORP, INC.

                        Special Meeting of Shareholders -
                    June 30, 1999 at ___________, Local Time
           This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned shareholder of Peoples Bancorp, Inc. hereby appoints [___________________] and [__________ ________] and each of them the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the special meeting of shareholders of Peoples to be held on Wednesday, June 30, 1999, at the Trenton Country Club, Sullivan Way, West Trenton, New Jersey and at any adjournment or postponement thereof, all the shares of Common Stock of Peoples which the undersigned would be entitled to vote on the following proposals more fully described in the Proxy Statement/Prospectus dated May __, 1999 for the meeting in the manner specified and in the discretion of the named proxies on the other business that may properly come before the meeting.

                               ------------------

     Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" the following proposals listed on the reverse side of this card.

The DIRECTORS recommend a vote "FOR" proposals 1 and 2


                  (continued and to be signed on reverse side)


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


1. Approval and adoption of the merger agreement, dated September 7, 1998, between Sovereign Bancorp, Inc. and Peoples, which provides, among other things, for (i) the merger of Peoples with and into Sovereign and (ii) the conversion of each share of common stock of Peoples outstanding immediately prior to the merger into .80 shares of Sovereign common stock plus cash in lieu of any fractional share interest.

         FOR                      AGAINST                     ABSTAIN

         [  ]                       [  ]                        [  ]

2. Approval of the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger agreement.

         FOR                      AGAINST                     ABSTAIN

         [  ]                       [  ]                        [  ]

                                        NOTE: Your signature should appear as
                                        your name appears hereon. When shares
                                        are held by joint tenants, both should
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by the President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                                        Please sign, date and return the proxy
                                        card promptly using the enclosed postage paid envelope.

                                        Dated:___________________________, 1999


                                        _______________________________________
                                                       (Signature)

                                        _______________________________________
                                               (Signature if held jointly)


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